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                                                                     EXHIBIT 4.3

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                               SALE AND SERVICING

                                    AGREEMENT

                                      among

                AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1996-C,
                                     Issuer,

                               AFS FUNDING CORP.,
                                     Seller,

                      AMERICREDIT FINANCIAL SERVICES, INC.,
                                    Servicer

                                       and

                             LASALLE NATIONAL BANK,
                   Backup Servicer and Trust Collateral Agent


                           Dated as of August 1, 1996



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                                TABLE OF CONTENTS



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                                                        ARTICLE I

                                                       Definitions

SECTION 1.1.      Definitions .......................................................................     1
SECTION 1.2.      Other Definitional Provisions .....................................................    28

                                                       ARTICLE II

                                                Conveyance of Receivables

SECTION 2.1.      Conveyance of Initial Receivables .................................................    29
SECTION 2.2.      Conveyance of Subsequent Receivables ..............................................    30

                                                       ARTICLE III

                                                     The Receivables

SECTION 3.1.      Representations and Warranties of Seller ..........................................    33
SECTION 3.2.      Repurchase upon Breach ............................................................    33
SECTION 3.3.      Custody of Receivables Files ......................................................    35

                                                       ARTICLE IV

                                       Administration and Servicing of Receivables

SECTION 4.1.      Duties of the Servicer ............................................................    36
SECTION 4.2.      Collection of Receivable Payments;
                  Modifications of Receivables;
                  Lockbox Agreements ................................................................    37
SECTION 4.3.      Realization Upon Receivables ......................................................    40
SECTION 4.4.      Insurance .........................................................................    41
SECTION 4.5.      Maintenance of Security Interests in Vehicles .....................................    43
SECTION 4.6.      Covenants, Representations, and Warranties of Servicer ............................    45
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SECTION 4.7.      Purchase of Receivables Upon Breach of Covenant ...................................    46
Section 4.8.      Total Servicing Fee; Payment of Certain Expenses by Servicer ......................    46
Section 4.9.      Servicer's Certificate ............................................................    47
Section 4.10.     Annual Statement as to Compliance, Notice of Servicer Termination Event ...........    48
Section 4.11.     Annual Independent Accountants' Report ............................................    48
Section 4.12.     Access to Certain Documentation and Information Regarding Receivables .............    49
SECTION 4.13.     Monthly Tape ......................................................................    49
SECTION 4.14.     Retention and Termination of Servicer .............................................    50
SECTION 4.15.     Fidelity Bond and Errors and Omissions Policy .....................................    51

                                                        ARTICLE V

                                             Trust Accounts; Distributions;
                                    Statements to Certificateholders and Noteholders

SECTION 5.1.      Establishment of Trust Accounts ...................................................    51
SECTION 5.2.      Capitalized Interest Account ......................................................    54
SECTION 5.3.      Certain Reimbursements to the Servicer ............................................    55
SECTION 5.4.      Application of Collections ........................................................    55
SECTION 5.5.      Withdrawals from Spread Account ...................................................    56
SECTION 5.6.      Additional Deposits ...............................................................    57
SECTION 5.7.      Distributions .....................................................................    57
SECTION 5.8.      Note Distribution Account .........................................................    59
SECTION 5.10.     Pre-Funding Account ...............................................................    63
SECTION 5.11.     Statements to Certificateholders and Noteholders ..................................    63
SECTION 5.12.     Optional Deposits by the Insurer ..................................................    65

                                                       ARTICLE VI

                                                     The Note Policy

SECTION 6.1.      Claims Under Note Policy ..........................................................    65
SECTION 6.2.      Preference Claims .................................................................    66
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                                                     ARTICLE VII

                                                The Certificate Policy

SECTION 7.1.      Claims Under Certificate Policy ...................................................    67
SECTION 7.2.      Preference Claims; Direction of Proceedings .......................................    69
SECTION 7.3.      Surrender of Policy ...............................................................    70

                                                      ARTICLE VIII

                                                       The Seller

SECTION 8.1.      Representations of Seller .........................................................    70
SECTION 8.2.      Corporate Existence ...............................................................    72
SECTION 8.3.      Liability of Seller; Indemnities ..................................................    73
SECTION 8.4.      Merger or Consolidation of, or Assumption of the Obligations of, Seller ...........    74
SECTION 8.5.      Limitation on Liability of Seller and Others ......................................    75
SECTION 8.6.      Seller May Own Certificates or Notes ..............................................    75

                                                       ARTICLE IX

                                                      The Servicer

SECTION 9.1.      Representations of Servicer .......................................................    75
SECTION 9.2.      Liability of Servicer; Indemnities ................................................    77
SECTION 9.3.      Merger or Consolidation of, or Assumption of the
                  Obligations of the Servicer or Backup Servicer ....................................    79
SECTION 9.4.      Limitation on Liability of Servicer, Backup Servicer and Others ...................    80
Section 9.5.      Delegation of Duties ..............................................................    81
Section 9.6.      Servicer and Backup Servicer Not to Resign ........................................    82

                                                        ARTICLE X

                                                         Default
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SECTION 10.1.     Servicer Termination Event ........................................................    83
Section 10.2.     Consequences of a Servicer Termination Event ......................................    84
Section 10.3.     Appointment of Successor ..........................................................    86
SECTION 10.4.     Notification to Noteholders and Certificateholders ................................    87
SECTION 10.5.     Waiver of Past Defaults ...........................................................    87

                                                       ARTICLE XI

                                                       Termination

SECTION 11.1.     Optional Purchase of All Receivables ..............................................    88

                                                       ARTICLE XII

                                          Administrative Duties of the Servicer

SECTION 12.1.     Administrative Duties .............................................................    89
SECTION 12.2.     Records ...........................................................................    91
SECTION 12.3.     Additional Information to be Furnished to the Issuer ..............................    91

                                                      ARTICLE XIII

                                                Miscellaneous Provisions

SECTION 13.1.     Amendment .........................................................................    92
SECTION 13.2.     Protection of Title to Trust ......................................................    93
SECTION 13.3.     Notices ...........................................................................    96
SECTION 13.4.     Assignment ........................................................................    96
SECTION 13.5.     Limitations on Rights of Others ...................................................    97
SECTION 13.6.     Severability ......................................................................    97
SECTION 13.7.     Separate Counterparts .............................................................    97
SECTION 13.8.     Headings ..........................................................................    97
SECTION 13.9.     Governing Law .....................................................................    98
SECTION 13.10.    Assignment to Trustee .............................................................    98
SECTION 13.11.    Nonpetition Covenants .............................................................    98
SECTION 13.12.    Limitation of Liability of Owner Trustee and Trustee ..............................    98
SECTION 13.13.    Independence of the Servicer ......................................................    99
SECTION 13.14.    No Joint Venture ..................................................................    99
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                                    SCHEDULES

         Schedule A        -        Schedule of Receivables
         Schedule B        -        Schedule of Representations
         Schedule C        -        Servicing Policies and Procedures



                                    EXHIBITS

         Exhibit A -       Form of Subsequent Transfer Agreement
         Exhibit B -       Form of Servicer's Certificate



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                  SALE AND SERVICING AGREEMENT dated as of August 1, 1996, among
AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1996-C, a Delaware business trust (the "Issuer"), AFS FUNDING CORP., a Nevada corporation (the "Seller"), and AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the "Servicer"), and LASALLE NATIONAL BANK, a national banking association, in its capacity as Backup Servicer and Trust Collateral Agent.

                  WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts acquired by AmeriCredit Financial Services, Inc. through motor vehicle dealers;

                  WHEREAS the Seller has purchased such receivables from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;

                  WHEREAS the Issuer desires to purchase additional receivables arising in connection with motor vehicle retail installment sale contracts to be acquired by AmeriCredit Financial Services, Inc. through motor vehicle dealers;

                  WHEREAS the Seller has an agreement to purchase such additional receivables from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;

                  WHEREAS the Servicer is willing to service all such receivables;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:


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                  "Accelerated Payment Amount Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the greater of (a) the excess, if any, on such Distribution Date of the Pro Forma Security Balance for such Distribution Date over the Required Pro Forma Security Balance for such Distribution Date and (b) the amount necessary (after taking into account the distributions to be made on such Distribution Date pursuant to Section 5.7(b)(i) through (vii) to reduce the principal balance of the Class A-1 Notes to zero, over (ii) the excess of amount of Available Funds (but net of any net Investment Earnings on deposit in the Collection Account) on such Distribution Date over the amounts payable on such Distribution Date pursuant to Section 5.7(b)(i) through (vii).

                  "Accelerated Payment Shortfall Notice" means, a written notice specifying the Accelerated Payment Amount Shortfall for such Distribution Date.

                  "Accelerated Payment Termination Date" means (i) the later to occur of (i) first Distribution Date on which the Pro Forma Security Balance equals the Required Pro Forma Security Balance and (ii) the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero.

                  "Accelerated Principal Amount" for a Distribution Date will equal the lesser of

                           (x) the excess, if any, of the sum of (i) the amount
                  of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (vii) of Section 5.7(b) hereof; and

                           (y) the greater of (a) the excess, if any, on such
                  Distribution Date of (i) the Pro Forma Security Balance for such Distribution Date over (ii) the Required Pro Forma Security Balance for such Distribution Date and (b) the amount necessary (after taking into account all other distributions to be made on such date) to reduce the principal balance of the Class A-1 Notes to zero.


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                  Notwithstanding the foregoing, the requirement to pay
                  Accelerated Principal Amounts will terminate on the Accelerated Payment Termination Date.

                  The Insurer does not guarantee the payment of Accelerated Principal Amounts.

                  "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.11.

                  "Accounting Date" means, with respect to a Distribution Date, the last day of the Collection Period immediately preceding such Distribution Date.

                  "Administrative Receivable" means, with respect to any Collection Period, a Receivable which the Servicer is required to purchase pursuant to Section 4.7 or which the Servicer has elected to purchase pursuant to Section 4.4(c) on the Deposit Date with respect to such Collection Period.

                  "Addition Notice" means, with respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.2 of this Agreement, notice of the Seller's election to transfer Subsequent Receivables to the Trust, such notice to designate the related Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Collection Period and (ii) any Receivable that became a Purchased Receivable


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
during the related Collection Period) as of the date of determination.

                  "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

                  "AmeriCredit" means AmeriCredit Financial Services, Inc.

                  "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

                  "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

                  "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, (ii) all Purchase Amounts deposited in the Collection Account during the related Collection Period, plus Investment Earnings with respect to the Trust Accounts for the related Distribution Date, (iii) the Monthly Capitalized Interest Amount with respect to the related Distribution Date, (iv) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.7 of the Indenture since the preceding Determination Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.6 hereof, (v) if such Determination Date immediately precedes the Mandatory Redemption Date, any Pre-Funded Amount to be deposited into the Collection Account on such Distribution Date pursuant to
Section 5.7(a), and (vi) the proceeds of any purchase or sale of the assets of the Trust described in Section 11.1 hereof.

                  "Backup Servicer" means LaSalle National Bank.


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                  "Base Servicing Fee" means, with respect to any Collection
Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of such Collection Period.

                  "Basic Documents" means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Spread Account Agreement, the Spread Account Agreement Supplement and other documents and certificates delivered in connection therewith.

                  "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, Texas, New York or Illinois are authorized or obligated to be closed.

                  "Calendar Quarter" means the three-month period ending on the last day of March, June, September or December.

                  "Capitalized Interest Account" means the account designated as such, established and maintained pursuant to Section 5.2.

                  "Capitalized Interest Account Initial Deposit" means $351,285.09 deposited on the Closing Date.

                  "Certificate" means a Trust Certificate (as defined in the Trust Agreement).

                  "Certificate Balance" equals, initially, $6,125,000 and thereafter equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

                  "Certificate Distribution Account" has the meaning assigned to such term in the Section 5.1(a) hereof.

                  "Certificate Policy" means the financial guaranty insurance policy issued by the Insurer to the Trust Collateral Agent, as agent for the Owner Trustee, for the benefit of the Certificateholders.


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
                  "Certificate Policy Claim Amount" means, for any Distribution Date, the lesser of (i) the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses (i) through (vi) of Section 5.7(b) hereof over the Distribution Amount with respect to such Distribution Date, plus, on the Mandatory Redemption Date, the Certificate Prepayment Amount.

                  "Certificate Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Certificate Balance as of such Distribution Date divided by the initial Certificate Balance.

                  "Certificate Prepayment Amount" means, as of the Mandatory Redemption Date, an amount equal to the Certificateholders' pro rata share (based on the respective current outstanding principal balance of each Class of Notes and the current Certificate Balance) of the Prepayment Amount as of the Mandatory Redemption Date.

                  "Certificate Rate" means 6.65% per annum.

                  "Certificateholder" has the meaning assigned to such term in the Trust Agreement.

                  "Certificateholders' Accelerated Principal Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Accelerated Principal Amount on such Distribution Date, if any.

                  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

                  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Certificate Rate that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

                  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

                  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued during the related Interest Period (including the initial Interest Period which will consist of 33 days) at the Certificate Rate on the Certificate Balance immediately preceding such Distribution Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months for purposes of this definition.

                  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount.

                  "Certificateholders' Percentage" means (i) for each Distribution Date prior to the Distribution Date on which the Class A-3 Notes are paid in full, zero, (ii) on the Distribution Date on which the Class A-3 Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (x) the Principal Distributable Amount for such Distribution Date over (y) the outstanding principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and
(iii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, 100%.

                  "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover

Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Distribution Date.

                  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount (i) shall not exceed the Certificate Balance and
(ii) shall equal the Certificate Balance on the Final Scheduled Distribution Date for the Certificates.

                  "Class" means the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as the context requires.

                  "Class A-1 Notes" has the meaning assigned to such term in the Indenture.

                  "Class A-2 Notes" has the meaning assigned to such term in the Indenture.

                  "Class A-3 Notes" has the meaning assigned to such term in the Indenture.

                  "Closing Date" means August 9, 1996.

                  "Collateral Agent" means LaSalle National Bank, in its capacity as Collateral Agent under the Spread Account Agreement.

                  "Collateral Insurance" shall have the meaning set forth in
Section 4.4(a).

                  "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Net Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts).


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
                  "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1.

                  "Collection Period" means, with respect to the first Distribution Date, the period beginning on the close of business on July 15, 1996 and ending on the close of business on August 31, 1996. With respect to each subsequent Distribution Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections, and (ii) all distributions.

                  "Collection Records" means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

                  "Computer Tape" means the computer tapes or other electronic media furnished by AFS Funding Corp. to the Issuer and its assigns describing certain characteristics of the Initial Receivables as of the Cutoff Date and of Subsequent Receivables as of the related Subsequent Cutoff Date.

                  "Contract" means a motor vehicle retail installment sale contract.

                  "Controlling Party" means the Insurer, so long as no Insurer Default shall have occurred and be continuing and the Trust Collateral Agent for the benefit of the Securityholders, in the event the Insurer Default shall have occurred and be continuing.

                  "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801, Attention: Corp. Trust Dept., and (ii) with respect to the Trustee, the Trust Collateral Agent and the Collateral Agent, the principal corporate trust office of the Trustee, which at the time of execution of this agreement is 135 S. LaSalle Street, Site 1740, Chicago, Illinois,
Attention: Asset Backed Securities Trust Administration-AmeriCredit 1996-C.


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
                  "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or
(ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                  "Custodian" means AmeriCredit and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Insurer as of the Closing Date).

                  "Custodian Agreement" means any Custodian Agreement from time to time in effect between the Custodian named therein and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).

                  "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to AmeriCredit under a Dealer Agreement or pursuant to a Dealer Assignment.

                  "Dealer Agreement" means any agreement between a Dealer and AmeriCredit relating to the acquisition of Receivables from a Dealer by AmeriCredit.


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
                  "Dealer Assignment" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AmeriCredit.

                  "Dealer Underwriting Guide" means the underwriting manual used by AmeriCredit in the purchase of Receivables as amended from time to time.

                  "Deficiency Claim Amount" shall have the meaning set forth in
Section 5.5.

                  "Deficiency Claim Date" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

                  "Deficiency Notice" shall have the meaning set forth in
Section 5.5.

                  "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent or its nominee or custodian by physical delivery to the Trust Collateral Agent or its nominee or custodian endorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trust Collateral Agent or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trust Collateral Agent or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of


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
appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trust Collateral Agent or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trust Collateral Agent or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trust Collateral Agent or its nominee or custodian of the purchase by the Trust Collateral Agent or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal

Reserve System pursuant to Federal book-entry regulations as belonging to the Trust Collateral Agent or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Trust Collateral Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trust Collateral Agent or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trust Collateral Agent or its nominee or custodian.

                  "Depositor" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

                  "Determination Date" means, with respect to any Collection Period, the earlier of (i) the fourth Business Day preceding the Distribution Date in the next calendar month, and (ii) the 5th day of the next calendar month, or if such 5th day is not a Business Day, the next succeeding Business Day.

                  "Distribution Amount" means, with respect to a Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) the Deficiency Claim Amount, if any, received (from an Insurer Optional Deposit or the Spread Account or otherwise other than from draws under the Policies) by the Trust Collateral Agent with respect to such Distribution Date.

                  "Distribution Date" means, with respect to each Collection Period, the twelfth day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on September 12, 1996. The term "Distribution Date," insofar as it relates to the Class A-1 Notes, shall be deemed to include the Special A-1 Distribution Date.

                  "Draw Date" means, with respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

                  "Electronic Ledger" means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

                  "Eligible Deposit Account" means either (a) a segregated account with a depository institution acceptable to the Insurer or (b) a segregated trust account with the corporate trust department of a depository institution acceptable to the Insurer organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

                  "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

                  (c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P1;

                  (d) investments in money market funds (including funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa and having been approved by the Insurer;

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

                  (g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Insurer.

                  Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trust Collateral Agent or any of their respective Affiliates.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Final Scheduled Distribution Date" means with respect to (i) the Class A-1 Notes, the September 5, 1997 Distribution Date (the "Special A-1 Distribution Date"), (ii) the Class A-2 Notes, the May 2000 Distribution Date,
(iii) the Class A-3 Notes, the January 2001 Distribution Date, and (iv) the Certificates, the May 2002 Distribution Date.

                  "Financed Vehicle" means an automobile or light-duty truck van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

                  "Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the first date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such date) is less than $100,000, (b) the date on which an Event of Default or a Servicer Termination Event occurs, (c) the date on which an Insolvency Event occurs with respect to the General Partner and (d) the close of business on November 12, 1996.

                  "General Partner" means the General Partner under the Trust Agreement.

                  "Indenture" means the Indenture dated as of August 1, 1996, among the Issuer and LaSalle National Bank, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

                  "Initial Cutoff Date" means July 15, 1996 and the date of origination of such Initial Receivable.

                  "Initial Receivables" means any Receivable conveyed to the Trust on the Closing Date.

                  "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Insurance Add-On Amount" means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

                  "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of August 1, 1996, among the Insurer, the Trust, the Seller, AmeriCredit Corp. and AmeriCredit.

                  "Insurance Agreement Event of Default" means an "Event of Default" as defined in the Insurance Agreement.

                  "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

                  "Insurer" means Financial Security Assurance, Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Policies.

                  "Insurer Default" means the occurrence and continuance of any of the following events:

                  (a) the Insurer shall have failed to make a payment required under the Note Policy or the Certificate Policy in accordance with their respective terms;

                  (b) The Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

                  "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer pursuant to Section 5.12, at its sole option, to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on a Policy.

                  "Interest Period" means, with respect to any Distribution Date, the period from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date.

                  "Interest Rate" means, with respect to (i) the Class A-1 Notes, 5.574% per annum (computed on the basis of the actual number of days elapsed in a 360-day year), (ii) the Class A-2 Notes, the London interbank offered rates for one-month U.S. dollar deposits ("LIBOR") plus 0.13%, subject to a maximum rate equal to 12% per annum (computed on the basis of the actual number of days elapsed in a 360-day year) and (iii) the Class A-3 Notes, 6.40% per annum (computed on the basis of a 360-day year of twelve 30-day months).

                  "Investment Earnings" means, with respect to any Distribution Date and Trust Account, the investment earnings on amounts on deposit in such Trust Account on such Distribution Date.

                  "Issuer" means AmeriCredit Automobile Receivables Trust
         1996-C.

                  "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

                  "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

                  "Liquidated Receivable" means, with respect to any Collection Period, a Receivable as to which (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, or (iii) 5% or more of a Scheduled Payment shall have become 120 or more days delinquent, except in the case of a repossessed Financed Vehicle.

                  "Lockbox Account" means an account maintained on behalf of the Trust Collateral Agent by the Lockbox Bank pursuant to Section 4.2(d).

                  "Lockbox Agreement" means the Tri-Party Remittance Processing Agreement, dated as of August 1, 1996, by and among AmeriCredit, Bank One, Texas, N.A., and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time, unless the Trust Collateral Agent shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean such other agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Trust Collateral Agent and the Lockbox Bank.

                  "Lockbox Bank" means a depository institution named by the Servicer and acceptable to the Controlling Party.

                  "Mandatory Redemption Date" means the earlier of (i) the Distribution Date in November 1996 and (ii) if the last day of the Funding Period occurs on or prior to the Determination Date in September or October, 1996, the Distribution Date relating to such Determination Date.

                  "Monthly Capitalized Interest Amount" means in the case of the September, October or November 1996 Distribution Dates, an amount equal to the excess of (i) the product of (x) a fraction the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360, (y) the weighted average of each Interest Rate and the Certificate Rate and (z) the difference between the sum of the aggregate principal amount of the Notes and the Certificate Balance immediately prior to the applicable Distribution Date and the Pool Balance as of the last day of the second preceding Collection Period, or in the case of the

September Distribution Date, as of the Closing Date over (ii) the Pre-Funding Earnings for such Distribution Date.

                  "Monthly Records" means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

                  "Moody's" means Moody's Investors Service, Inc., or its successor.

                  "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Policies) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

                  "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1.

                  "Noteholders' Accelerated Principal Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Accelerated Principal Amount on such Distribution Date, if any.

                  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

                  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate borne by each Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

                  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date. Interest shall be computed on the basis of (i) the actual number of days elapsed in a 360-day year in the case of the Class A-1 Notes and the Class A-2 Notes and (ii) a 360-day year of twelve 30-day months in the case of the Class A-3 Notes.

                  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i)(A) in the case of the Class A-1 Notes and the Class A-2 Notes, the product of the Interest Rate for such Class and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and the denominator of which is 360 and (B) in the case of the Class A-3 Notes, one-twelfth of the Interest Rate for such Class (or, in the case of the first Distribution Date, the Interest Rate for such Class multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (ii) the outstanding principal amount of the Notes of such Class immediately preceding such Distribution Date.

                  "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

                  "Noteholders' Percentage" means with respect to any Determination Date (i) relating to a Distribution Date prior to the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, 100%; (ii) relating to the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount; and (iii) relating to any other Distribution Date, 0%.

                  "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

                  "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

                  "Note Policy" means the financial guaranty insurance policy issued by the Insurer to the Trust Collateral Agent, as agent for the Trustee, for the benefit of the Noteholders.

                  "Note Policy Claim Amount" means, for any Distribution Date, shall equal the lesser of (i) the sum of the Noteholders' Interest Distributable Amount and Noteholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses (i) through (iv) of Section 5.7(b) hereof over the Distribution Amount with respect to such Distribution Date, plus, on the Mandatory Redemption Date the Note Prepayment Amount.

                  "Note Pool Factor" for each Class of Notes as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

                  "Note Prepayment Amount" means, as of the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the Noteholders' pro rata share (based on the respective current outstanding principal balance of each Class of Notes and the current Certificate Balance) of the Pre-Funded Amount as of such Distribution Date.

                  "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

                  "Officers' Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president or any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Servicer, as appropriate.

                  "Opinion of Counsel" means a written opinion of counsel reasonably acceptable to the Insurer, which opinion is acceptable in form and substance to the Trust Collateral Agent and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Insurer, to the Insurer.

                  "Original Pool Balance" means the sum, as of any date, of the Pool Balance as of the Initial Cutoff Date, plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, as of their respective Subsequent Cutoff Dates.

                  "Other Conveyed Property" means all property conveyed by the Seller to the Trust pursuant to this Agreement other than the Receivables.

                  "Overfunded Capitalized Interest Amount" With respect to the September 1996 Distribution Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Distribution Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) 1/360, (ii) 3.30%, (iii) 90 and (iv) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on August 31, 1996. With respect to the October 1996 Distribution Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Distribution Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) 1/360, (ii) 3.30%, (iii) 60 and (iv) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on September 30, 1996.

                           "Capitalized Interest" With respect to the November 1996 Distribution Date, the excess of (a) the amount on deposit in the Capitalized Interest on such Distribution Date (after given effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) 1/360,
         (ii) 3.30%, (iii) 30 and (iv) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on October 31, 1996.

                  "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

                  "Owner Trustee" means Bankers Trust (Delaware), not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                  "Policies" means the Certificate Policy and the Note Policy.

                  "Pool Balance" means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables).

                  "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account, (exclusive of Pre-Funding Earnings) which initially shall be $41,186,267.11.

                  "Pre-Funding Account" has the meaning specified in Section
5.1.

                  "Pre-Funding Earnings" means any Investment Earnings on amounts on deposit in the Pre-Funding Account.

                  "Prepayment Amount" means the amount deposited in the Collection Account from the Pre-Funding Account on the Mandatory Redemption Date pursuant to Section 5.7(a)(ii) hereof.

                  "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable.

                  "Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of the Principal Distributable Amount plus any outstanding Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal deposited in the Note Distribution Account and/or the Certificate Distribution Account with respect to such current Distribution Date.

                  "Principal Distributable Amount" means, with respect to any Distribution Date, without duplication, the sum of (i) the principal portion of all Collected Funds received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, (iv) in the sole discretion of the Insurer, the Principal Balance of all the Receivables that were required to be purchased pursuant to Sections 3.2 and 4.7, during such Collection Period but were not purchased, (v) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period; and (vi) following the acceleration of the Notes pursuant to
Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to
Section 5.7 hereof.

                  "Pro Forma Security Balance" means, with respect to any Distribution Date, the aggregate remaining principal balance of the Notes and the Certificates outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (vi) of Section 5.7(b) hereof.

                  "Purchase Agreement" means the Purchase Agreement between the Seller and AmeriCredit, dated as of August 1, 1996, pursuant to which the Seller acquired the Initial Receivables, as such Agreement may be amended from time to time.

                  "Purchase Amount" means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

                  "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.7 or repurchased by the Seller or AmeriCredit pursuant to
Section 3.2 or Section 11.1(a).

                  "Rating Agency" means Moody's and Standard & Poor's. If no such organization or successor maintains a rating on the Securities, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Insurer, the Owner Trustee and the Trust Collateral Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes or the Certificates.

                  "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

                  "Receivable" means any Contract listed on Schedule A, as such Schedule shall be amended to reflect the transfer of Subsequent Receivables to the Trust (which Schedule may be in the form of microfiche or a disk).

                  "Receivable Files" means the documents specified in Section
3.3.

                  "Record Date" with respect to each Distribution Date means the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Agreement.

                  "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

                  "Required Pro Forma Security Balance" means, with respect to any Distribution Date, the product of (x) 95% and (y) the sum of the Pool Balance and the Pre-Funded Amount as of the end of the prior Collection Period.

                  "Schedule of Receivables" means the schedule of all retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A.

                  "Schedule of Representations" the Schedule of Representations and Warranties attached hereto as Schedule B.

                  "Scheduled Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by
Section 4.2(b), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

                  "Securityholder" means the Noteholders and the Certificateholders.

                  "Security Majority" means a majority by principal amount of the Noteholders so long as the Notes are outstanding and a majority by principal amount of the Certificateholders thereafter.

                  "Seller" means AFS Funding Corp., a Nevada corporation, and its successors in interest to the extent permitted hereunder.

                  "Series 1996-C Spread Account" means the account designated as such, established and maintained pursuant to the Spread Account Agreement Supplement.

                  "Service Contract" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

                  "Servicer" means AmeriCredit Financial Services, Inc., as the servicer of the Receivables, and each successor Servicer pursuant to Section 10.3.

                  "Servicer Termination Event" means an event specified in
Section 10.1.

                  "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit B.

                  "Servicing Fee" has the meaning specified in Section 4.8.

                  "Servicing Fee Rate" means 2.25% per annum.

                  "Simple Interest Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

                  "Simple Interest Requisite Amount" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                  "Special A-1 Distribution Date" means with respect to the Class A-1 Notes, the September 5, 1997 Distribution Date (which shall be no later than 397 days after the date on which the Notes are priced).

                  "Specified Spread Account Requisite Amount" has the meaning specified in the Spread Account Agreement Supplement.

                  "Spread Account Agreement" means the Spread Account Agreement dated as of December 1, 1994, as amended and restated as of August 9, 1996 among the Insurer, the Seller and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

                  "Spread Account Agreement Supplement" means the Series 1996-C Spread Account Agreement Supplement dated as of August 9, 1996 among the Insurer, the Seller and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

                  "Spread Account Initial Deposit" means an amount equal to 9% of the aggregate principal balance of the Certificates and the Notes on the Closing Date (which is equal to $12,043,236.50.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, or its successor.

                  "Subsequent Cutoff Date" means (i) the last day of the month preceding the month in which particular Subsequent Receivables are conveyed to the Trust pursuant to this Agreement or (ii) if any such Subsequent Receivable is originated in the month of the related Subsequent Transfer Date, the date of origination.

                  "Subsequent Purchase Agreement" means an agreement by and between the Seller and AmeriCredit pursuant to which the Seller will acquire Subsequent Receivables.

                  "Subsequent Receivables" means the Receivables transferred to the Issuer pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Transfer Agreement.

                  "Subsequent Transfer Agreement" means the agreement among the Issuer, the Seller and the Servicer, substantially in the form of Exhibit A.

                  "Subsequent Transfer Date" means, with respect to Subsequent Receivables, any date, occurring not more frequently than once a month, during the Funding Period on which Subsequent Receivables are to be transferred to the Trust pursuant to this Agreement, and a Subsequent Transfer Agreement is executed and delivered to the Trust.

                  "Supplemental Servicing Fee" means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period.

                  "Trigger Event" has the meaning assigned thereto in the Spread Account Agreement Supplement.

                  "Trust" means the Issuer.

                  "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                  "Trust Accounts" has the meaning assigned thereto in Section 5.1.

                  "Trust Agreement" means the Trust Agreement dated as of August 1, 1996, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

                  "Trust Collateral Agent" means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

                  "Trust Officer" means, (i) in the case of the Trust Collateral Agent, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

                  "Trust Property" means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid on or after the Initial Cut-off Date, the Policies, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account and certain other rights under this Agreement. Although the Seller has pledged the Spread Account to the Trust Collateral Agent and the Insurer pursuant to the Spread Account Agreement, the Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property.

                  "Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

                  "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.


                  SECTION 1.2.      Other Definitional Provisions.

                  (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

                  (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section , Schedule and Exhibit references contained in this Agreement are references to Sections , Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                            Conveyance of Receivables

                  SECTION 2.1. Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the Certificates and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                  (a) the Initial Receivables and all moneys received thereon after the Initial Cutoff Date;

                  (b) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller such Financed Vehicles;

                  (c) any proceeds and the right to receive proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Initial Receivables;

                  (d) all rights of the Seller against Dealers pursuant to Dealer Agreements;

                  (e) all rights under any Service Contracts on the related Financed Vehicles;

                  (f) the related Receivables Files;

                  (g) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, including the Seller's rights under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement; and

                  (h) the proceeds of any and all of the foregoing.

                  It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this
Section 2.1 for the benefit of the Securityholders and the Insurer.

                  SECTION 2.2.      Conveyance of Subsequent Receivables.

                  (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in
Section 5.10(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                  (i) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Agreement;

                   (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

                  (iii) any proceeds and the right to receive proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

                  (iv) all rights of the Seller against the Dealers pursuant to Dealer Agreements;

                  (v) all rights under any Service Contracts on the related Financed Vehicles:

                  (vi) the related Receivables Files;

                  (vii) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under each of the Subsequent Purchase Agreements, including the Seller's rights under each of the Subsequent Purchase Agreements, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under each of the Subsequent Purchase Agreements, on or after the related Subsequent Cutoff Date; and

                  (viii) the proceeds of any and all of the foregoing.

                  (b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                    (i) the Seller shall have provided the Trust Collateral Agent, the Owner Trustee, the Insurer and the Rating Agencies with an Addition Notice not later than five days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

                   (ii) the Seller shall have delivered to the Owner Trustee and the Trust Collateral Agent a duly executed Subsequent Transfer Agreement which shall include supplements to Schedule A, listing the Subsequent Receivables;

                  (iii) the Seller shall, to the extent required by Section 5.3, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

                   (iv) as of each Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent

         Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                    (v) the Funding Period shall not have terminated;

                   (vi) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables transferred to the Trust pursuant hereto shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): (i) the weighted average APR of the Receivables transferred to the Trust shall not be less than 20.0%, unless, with the prior consent of the Rating Agencies and the Insurer, the Seller increases the Spread Account Initial Deposit with respect to such Subsequent Receivables by the amount required by the Insurer; (ii) the weighted average remaining term of the Receivables transferred to the Trust shall not be greater than 53 months; and (iii) not more than 30% of the Aggregate Principal Balance shall have Obligors whose mailing addresses are in Texas and California;

                  (vii) each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Subsequent Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                 (viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Agreement have been sold to the Trust pursuant to this Agreement;

                   (ix) the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Trust in the Owner Trust Estate and the first perfected security interest of the Trust Collateral Agent in the Collateral;

                    (x) no selection procedures adverse to the interests of the Securityholders or the Insurer shall have been utilized in selecting the Subsequent Receivables;

                    (xi) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust or the Securityholders;

                  (xii) the Seller shall have delivered (A) to the Rating Agencies and the Insurer an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies and the Insurer on the Closing Date and (B) to the Trust Collateral Agent the Opinion of Counsel required by Section 13.2(i)(1);

                 (xiii) each Rating Agency shall have confirmed that the rating on the Notes and the Certificates shall not be withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust;

                  (xiv) the Insurer (so long as no Insurer Default shall have occurred and be continuing), in its absolute and sole discretion, shall have approved the transfer of such Subsequent Receivables to the Trust and the Insurer shall have been reimbursed for any fees and expenses incurred by the Insurer in connection with the granting of such approval; and

                   (xv) the Seller shall have delivered to the Insurer and the Trust Collateral Agent an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph
         (b).

                  The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Trust, at a price equal to the Purchase Amount thereof, in the manner specified in Section 4.7.


                                   ARTICLE III

                                 The Receivables

                  SECTION 3.1. Representations and Warranties of Seller. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Insurer shall be deemed to rely in issuing the Policies. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Receivables, and as of the related Subsequent Transfer Date in case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

                  SECTION 3.2.      Repurchase upon Breach.

                  (a) The Seller, the Servicer, the Insurer, the Trust Collateral Agent or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section
3.1. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders or the Certificateholders or the Insurer are materially and adversely affected by any such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause AmeriCredit to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section , subject to the conditions contained herein or to enforce the obligation of AmeriCredit to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee, the Trust Collateral Agent nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

                  In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Backup Servicer, the Trust Collateral Agent, the Insurer, and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                  (b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller's rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of AmeriCredit thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of AmeriCredit under the Purchase Agreement.

                  SECTION 3.3.      Custody of Receivables Files.

                  (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent shall enter into the Custodian Agreement with the Custodian, dated as of August 1, 1996, pursuant to which the Trust Collateral Agent shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date (with respect to each Receivable):

                  (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation any extension agreements);

                  (ii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on AmeriCredit's customary form, or on a form approved by AmeriCredit, for such application; and

                  (iii) The original certificate of title (when received) and otherwise such documents, if any, that AmeriCredit keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AmeriCredit as first lienholder or secured party (including any Lien Certificate received by AmeriCredit), or, if such original certificate of title has not yet been received, a copy of the application therefor, showing AmeriCredit as secured party.

         The Trust Collateral Agent may act as the Custodian, in which case the Trust Collateral Agent shall be deemed to have assumed the obligations of the Custodian specified in the Custodian Agreement.

                  (b) Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.2 or 4.7.


                                   ARTICLE IV

                   Administration and Servicing of Receivables

                  SECTION 4.1. Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AmeriCredit is the Servicer, it shall comply with the policies and procedures attached hereto as Schedule C. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent, the Trustee and the Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor. The Servicer is hereby authorized to commence, in it's own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any


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
other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

                  (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs or (ii) reamortize the scheduled payments on the Receivable following a partial prepayment of principal.

                  (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 4.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

                  (i) The aggregate period of all extensions on a Receivable shall not exceed six months;

                   (ii) In no event may a Receivable be extended beyond the Collection Period immediately preceding the Final Scheduled Distribution Date;

                  (iii) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 4.2(b) and this Section 4.2(c)) without the consent of the Insurer or a Security Majority (if an Insurer Default shall have occurred and be continuing); and

                   (iv) No such extension, modification or amendment shall be granted more than 90 days after the Closing Date if such action would have the effect of causing such Receivable to be deemed to have been exchanged for another Receivable within the meaning of Section 1001 of the Internal Revenue Code of 1986, as amended, or any proposed, temporary or final Treasury Regulations issued thereunder.

                  (d) The Servicer shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement. The Servicer shall use its best efforts to notify or direct any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Controlling Party, an Eligible Account.

                  Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox

Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. If and to the extent requested by the Controlling Party, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor's bank account, to execute a new authorization for automatic payment which in the judgment of the Controlling Party is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Trust. If at any time, the Lockbox Bank is unable to directly debit an Obligor's bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

                  Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Trust, the Trust Collateral Agent and Securityholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof, provided, however, that the foregoing shall not apply to any Backup Servicer for so long as a Lockbox Bank is performing its obligations pursuant to the terms of a Lockbox Agreement.

                  In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement subject to the terms hereof. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Trust Collateral Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Security Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Security Majority (if an Insurer Default shall have occurred and be continuing) to the Trust Collateral Agent or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

                  (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Bank for deposit into the Collection Account, in either case, without deposit into any intervening account and as soon as practicable, but in no event later than the Business Day after receipt thereof.

                  SECTION 4.3.      Realization Upon Receivables.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

                  (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee and/or the Trust Collateral Agent, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Securityholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).

                  SECTION 4.4.      Insurance.

                  (a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AmeriCredit and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

                  (b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

                   (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificates. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Deposit Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

                  (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Trust Collateral Agent, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Securityholders.

                  (e) The Servicer will cause itself and may cause the Trust Collateral Agent to be named as named insured under all policies of Collateral Insurance.

                  SECTION 4.5.    Maintenance of Security Interests in Vehicles.

                  (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, rerecording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that AmeriCredit's designation as the secured party on the certificate of title is in its capacity as Servicer as agent of the Trust.

                  (b) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trust Collateral Agent and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Trust Collateral Agent and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent. AmeriCredit hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trust Collateral Agent and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trust Collateral Agent in connection with such action shall be reimbursed to the Servicer or the Trust Collateral Agent, as applicable, by the Controlling Party. AmeriCredit hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by AmeriCredit pursuant to this Section 4.5(b), including execution of certificates of title or any other documents in the name and stead of AmeriCredit, and the Trust Collateral Agent hereby accepts such appointment.

                  SECTION 4.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust Collateral Agent relies in accepting the Receivables, on which the Trustee relies in authenticating the Notes, on which the Owner Trustee relies in executing the Certificates and on which the Insurer relies in issuing the Policy.

                  (a)      The Servicer covenants as follows:

                    (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                  (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Securityholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Other Conveyed Property;

                  (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with
         Section 4.2; and

                   (iv) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Securityholders and Insurer, the Lien imposed by the Spread Account Agreement Supplement in favor of the Collateral Agent for the benefit of the Trust Collateral Agent and Insurer, and the restrictions on transferability imposed by this

         Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Securityholders and the Insurer.

                  (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit.

                  SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Insurer, the Trust Collateral Agent, the Owner Trustee or the Trustee of a breach of any of the covenants set forth in Sections 4.5(a) or 4.6(a), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of AmeriCredit as Servicer under this Section 4.7. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.5(a) or 4.6(a) which materially and adversely affects the interests of the Securityholders or the Insurer in any Receivable (including any Liquidated Receivable) (or, at AmeriCredit's election, the first Accounting Date so following) or the related Financed Vehicle, AmeriCredit shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Deposit Date, AmeriCredit shall pay the related Purchase Amount. It is understood and agreed that the obligation of AmeriCredit to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AmeriCredit for such breach available to the Insurer, the Securityholders, the Owner Trustee or the Trust Collateral Agent; provided, however, that AmeriCredit shall indemnify the Trust, the Backup Servicer, the Collateral

Agent, the Insurer, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                  Section 4.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee and any Supplemental Servicing Fee for the related Collection Period pursuant to
Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Securityholders or the Insurer and all other fees and expenses of the Owner Trustee, the Trust Collateral Agent or the Trustee, except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of AmeriCredit). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Trust Collateral Agent, the Trustee, the Custodian, the Backup Servicer, the Collateral Agent, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants. Notwithstanding the foregoing if the Servicer shall not be AmeriCredit, a successor to AmeriCredit as Servicer including the backup servicer permitted by Section 10.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

                  Section 4.9. Servicer's Certificate. No later than 10:00 am. New York City time on each Determination Date, the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing among other things,
(i) all information necessary to enable the Trust Collateral Agent to make any withdrawal and deposit required by Section 5.5, to give any notice required by Section 5.5(b) and to make the distributions required by Sections 5.7, (ii) all information necessary to enable the Trust Collateral Agent to send the statements to Securityholders and the Insurer required by Section 5.11,
(iii) a listing of all Warranty Receivables and Administrative Receivables purchased as of the related Deposit Date, identifying the Receivables so purchased and (iv) all information necessary to enable the Trust Collateral Agent to reconcile all deposits to, and withdrawals from, the Collection Account for the related Collection Period and Distribution Date, including the accounting required by Section 5.11. Receivables purchased by the Servicer or by the Seller on the related Deposit Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer's Certificate shall also contain the following information: (a) the Delinquency Ratio, Average Delinquency Ratio, Default Ratio, Average Default Ratio, Net Loss Ratio and Average Net Loss Ratio (as such terms are defined in the Spread Account Agreement) for such Determination Date;
(b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

                  Section 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

                  (a) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 1997, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of June 30 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1(a). The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of
Section 10.1.

                  Section 4.11.     Annual Independent Accountants' Report.

                  The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 1997, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountants' Report") addressed to the Board of Directors of the Servicer, to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and to the Insurer, to the effect that such firm has audited the books and records of


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
AmeriCredit Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report thereon in connection with the audit report on the consolidated financial statements of AmeriCredit Corp. and that (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, and (3) includes a report on the application of agreed upon procedures to three randomly selected Servicer's Certificates including the delinquency, default and loss statistics required to be specified therein noting whether any exceptions or errors in the Servicer's Certificates were found.

                  Section 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section .

                  SECTION 4.13. Monthly Tape. On or before the fifth Business Day, but in no event later than the seventh calendar day, of each month, the Servicer will deliver to the Trust Collateral Agent and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Trust Collateral Agent and the Backup Servicer) in a format acceptable to the Trust Collateral Agent and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section 5.4. The Backup Servicer shall use such tape or


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
diskette (or other electronic transmission acceptable to the Trust Collateral Agent and the Backup Servicer) to verify the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall certify to the Controlling Party that it has verified the Servicer's Certificate in accordance with this Section
4.13 and shall notify the Servicer and the Controlling Party of any discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party deliver to the Backup Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

                  SECTION 4.14. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on September 30, 1996, which term shall be extendible by the Controlling Party for successive quarterly terms ending on each successive December 31, March


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
31 and June 30 (or, pursuant to revocable written standing instructions from time to time to the Servicer and the Trust Collateral Agent for any specified number of terms greater than one), until the Notes and the Securities are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Insurer to the Trust Collateral Agent and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing the Trust Collateral Agent agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Trust Collateral Agent shall not have received any Servicer Extension Notice from the Insurer, the Trust Collateral Agent will, within five days thereafter, give written notice of such non-receipt to the Insurer and the Servicer.

                  SECTION 4.15. Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.


                                    ARTICLE V

                         Trust Accounts; Distributions;
                Statements to Certificateholders and Noteholders

                  SECTION 5.1.  Establishment of Trust Accounts.

                 (a)(i) The Trust Collateral Agent, on behalf of the Securityholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly


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
         indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Securityholders and the Insurer.

                   (ii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

                  (iii) The Trust Collateral Agent, on behalf of the Certificateholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Certificateholders and the Insurer. The Certificate Distribution Account shall initially be established with the Trust Collateral Agent.

                   (iv) The Trust Collateral Agent, on behalf of the Securityholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Securityholders and the Insurer.

                  (b) Funds on deposit in the Collection Account, the Pre-Funding Account, the Note Distribution Account, the Certificate Distribution Account and the Capitalized Interest Account (collectively, the "Trust Accounts") and the Lockbox Accounts shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders and/or the Certificateholders and the Insurer, as applicable. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in any Account shall be invested in


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
Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. Funds deposited in a Trust Account on the day immediately preceding a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity.

                  (c) All investment earnings of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Trust Collateral Agent in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

                  (d) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                  (e) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Property are


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being applied as if there had not been such a declaration; then the Trust
Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

                  (f)(i) The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding all Investment Earnings on the Collection Account) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders and the Certificateholders, as the case may be, and the Insurer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that,in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                  (ii) With respect to the Trust Account Property, the Trust Collateral Agent agrees that:

                           (A) any Trust Account Property or any property in the
                  Certificate Distribution Account that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;


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
                           (B) any Trust Account Property that constitutes
                  Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trust Collateral Agent;

                           (C) any Trust Account Property that is a book-entry
                  security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                           (D) any Trust Account Property that is an
                  "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent's (or its nominee's) ownership of such security.

                  (g) The Servicer shall have the power, revocable by the Insurer or, with the consent of the Insurer by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out its respective duties hereunder.


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
                  SECTION 5.2.  Capitalized Interest Account.

                  (a) The Servicer shall cause the Trust Collateral Agent to establish and maintain an Eligible Deposit Account (the "Capitalized Interest Account") with the Trust Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders, Certificateholders and the Insurer.

                  On or prior to the Closing Date, the Seller shall deposit an amount equal to the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

                  (b) (i) On the Distribution Dates occurring in September, October and November of 1996 the Trust Collateral Agent shall withdraw from the Capitalized Interest Account the Monthly Capitalized Interest Amount for such Distribution Date as further provided in Section 5.7.

                  (ii) On the Distribution Dates occurring in September, October and November of 1996 the Servicer shall instruct the Trust Collateral Agent to withdraw from the Capitalized Interest Account and pay to the Seller on such Distribution Date an amount equal to the Overfunded Capitalized Interest Amount for such Distribution Date. Any amounts remaining in the Capitalized Interest Account on the Distribution Date which immediately follows the end of the Funding Period after taking into account such transfer shall be remitted by the Trust Collateral Agent to the Seller as set forth in Section 5.7. Upon any such distributions to the Seller, the Noteholders, the Certificateholders and the Insurer will have no further rights in, or claims to, such amounts.

                  SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(b)(ii) upon certification by the Servicer of such amounts and the


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
provision of such information to the Trust Collateral Agent and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification. In the event that the Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section , the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trust Collateral Agent notice to such effect, following receipt of which the Trust Collateral Agent shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Trust Collateral Agent shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

                  SECTION 5.4. Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

                  With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

                  All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(b).

                  SECTION 5.5.      Withdrawals from Spread Account.

                  (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the sum of (i) the Available Funds plus (ii) the Prepayment Amount with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through (vii) of Section 5.7(b) (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date immediately preceding such Distribution Date, the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Insurer and the Servicer, by hand delivery, telex or facsimile transmission,


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
a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Distribution Date, the Note Policy Claim Amount, if any, and the Certificate Claim Amount, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

                  (b) In the event that the Servicer's Certificate with respect to any Determination Date shall state that there shall be an Accelerated Payment Amount Shortfall with respect to the related Distribution Date, then on the fourth Business Day preceding such Distribution Date, the Trust Collateral Agent shall deliver to the Collateral Agent, the Insurer and the Servicer, by hand delivery, a telex or facsimile transmission, an Accelerated Payment Shortfall Notice. Such Accelerated Payment Shortfall Notice shall direct the Collateral Agent to remit such Accelerated Payment Amount Shortfall to the Trust Collateral (to the extent of funds available to be distributed in the Spread Account Agreement) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

                  (c) Any Deficiency Notice or Accelerated Payment Shortfall Notice shall be delivered by 10:00 am., New York City time, on the fourth Business Day preceding such Distribution Date. The amounts distributed by the Collateral Agent to the Trust Collateral Agent pursuant to a Deficiency Notice or Accelerated Payment Shortfall Notice shall be deposited by the Trust Collateral Agent into the Collection Account pursuant to Section 5.6.

                  SECTION 5.6. Additional Deposits. (a) The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date following the date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables. On or before each Draw Date, the Trust Collateral Agent shall remit to the Collection Account any amounts delivered to the Trust Collateral Agent by the Collateral Agent.


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
                  (b) The proceeds of any purchase or sale of the assets of the Trust described in Section 11.1 hereof shall be deposited in the Collection Account.

                  SECTION 5.7.      Distributions.

                  (a) No later than 11:00 a.m. New York time on each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date unless the Insurer shall have notified the Trust Collateral Agent of any errors or deficiencies with respect thereto) cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                    (i) During the Funding Period, from the Capitalized Interest Account to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date; and

                   (ii) If such Distribution Date is the Mandatory Redemption Date, from the Pre-Funding Account to the Collection Account, in immediately available funds, the Pre-Funded Amount after giving effect to the purchase of Subsequent Receivables, if any, on the Mandatory Redemption Date.

                  (b) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date unless the Insurer shall have notified the Trust Collateral Agent of any errors or deficiencies with respect thereto) distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

                    (i) from the Distribution Amount, to each of the Lockbox Banks, the Trustee and the Owner Trustee, their respective accrued and unpaid trustees' fees and expenses and any accrued and unpaid fees and expenses of the Trust Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer);


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
                   (ii) from the Distribution Amount, to the Servicer, the Base Servicing Fee for the related Collection Period, any Supplemental Servicing Fees for the related Collection Period, and any amounts specified in Section 5.3, to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3 and to the extent not retained by the Servicer;

                  (iii) from the Distribution Amount and from amounts, if any, paid under the Note Policy with respect to such Distribution Date, to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

                   (iv) from the Distribution Amount and, on the Mandatory Redemption Date, from the Note Prepayment Amount, and from amounts, if any, paid under the Note Policy with respect to such Distribution Date to the Note Distribution Account, the Noteholders' Principal Distributable Amount plus, on the Mandatory Redemption Date, the Note Prepayment Amount;

                    (v) from the Distribution Amount and from amounts, if any, paid under the Certificate Policy with respect to such Distribution Date to the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount;

                   (vi) from the Distribution Amount on the Mandatory Redemption Date, from the Certificate Prepayment Amount, and from amounts, if any, paid under the Certificate Policy with respect to such Distribution Date to the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount, plus, on the Mandatory Redemption Date, the Note Prepayment Amount;

                  (vii) from the Distribution Amount, to the Insurer, to the extent of any amounts owing to the Insurer under the Insurance Agreement and not paid;

                 (viii) from Available Funds (minus the amount of Investment Earnings relating to the Collection Account) and amounts, if any, received by the Trust Collateral Agent in respect of the Accelerated Payment Amount


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
         Shortfall to the Note Distribution Account, the Noteholders' Accelerated Principal Amount;

                   (ix) from Available Funds (minus the amount of Investment Earnings relating to the Collection Account) and amounts, if any, received by the Trust Collateral Agent in respect of the Accelerated Payment Amount Shortfall to the Certificate Distribution Account, the Certificateholders' Accelerated Principal Amount; and

                    (x) from Available Funds, to the Trust Collateral Agent for deposit in the Spread Account, such amounts representing a portion of the Credit Enhancement Fee otherwise payable on a subordinated basis to the Seller;

provided, however, that, (A) following an acceleration of the Notes or, (B) if an Insurer Default shall have occurred and be continuing, following the occurrence of an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iii), 5.1(v) or 5.1(vi) of the Indenture, or (C) the receipt of Insolvency Proceeds pursuant to Section 11.1(b), amounts deposited in the Note Distribution Account and the Certificate Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders and the Certificateholders, pursuant to Section 5.6 of the Indenture.

                  (c) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.7(b) on the related Distribution Date.

                  SECTION 5.8. Note Distribution Account. (a) On each Distribution Date, the Trust Collateral Agent shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:

                    (i) accrued and unpaid interest on the Notes; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on each class of


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
         Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each class of Notes pro rata on the basis of the amount of accrued and unpaid interest due on each class of Notes;

                   (ii) any amounts deposited in the Note Distribution Account with respect to the Note Prepayment Amount, shall be distributed to the Holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, respectively, based upon the pro rata share as represented by the relative Outstanding Amount of each Class of Notes;

                  (iii) to the Holders of the Class A-1 Notes Noteholders' Principal Distributable Amount until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

                   (iv) to the Holders of the Class A-2 Notes Noteholders' Principal Distributable Amount until the Outstanding Amount of the Class A-2 Notes is reduced to zero; and

                    (v) to the Holders of the Class A-3 Notes Noteholders' Principal Distributable Amount until the Outstanding Amount of the Class A-3 Notes is reduced to zero.

                    (b) On each Distribution Date, the Trust Collateral Agent shall send to each Noteholder the statement provided to the Trust Collateral Agent by the Servicer pursuant to Section 5.11 hereof on such Distribution Date.

                    (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section . The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with


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respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (f). In the event that an Owner wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses incurred.

                    (d) Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) such Noteholder is the General Partner, or an Affiliate thereof, or, if not, by check mailed to such Noteholder at the address of such holder appearing in the Note Register; provided, however, that, unless Definitive Notes have been issued pursuant to Section 3.16 of the Trust Agreement, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 3.8 of the Trust Agreement.

                    (e) Subject to Section 5.1 and this section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be


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prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

         SECTION 5.9.Certificate Distribution Account. (a) On each Distribution Date, the Trust Collateral Agent shall distribute all amounts on deposit in the Certificate Distribution Account to Certificateholders in respect of the Certificates to the extent of amounts due and unpaid on the Certificates for principal and interest in the following amounts and in the following order of priority:

                    (i) accrued and unpaid interest on the Certificates; provided that if there are not sufficient funds in the Certificate Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Certificates, the amount in the Certificate Distribution Account shall be applied to the payment of such interest on the Certificates pro rata on the basis of the amount of accrued and unpaid interest due on the Certificates;

                   (ii) any amounts deposited in the Certificate Distribution Account with respect to the Certificate Prepayment Amount, shall be distributed to the Holders of the Certificates;

                  (iii) to the Holders of the Certificates Certificateholders' principal distributable amount until the Outstanding Amount of the Certificates is reduced to zero.

                    (b) On each Distribution Date, the Trust Collateral Agent shall send to each Certificateholder the statement provided to the Trust Collateral Agent by the Servicer pursuant to Section 5.11 hereof on such Distribution Date.

                    (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section . The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but


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
such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Certificateholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (f). In the event that an Owner wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses incurred.

                    (d) Any funds remaining in the Certificate Distribution Account after distribution of all amounts specified in this Section shall be distributed to the General Partner equally.

                    (e) Distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000 or (ii) such Certificateholder is the General Partner, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register; provided, however, that, unless Definitive Certificates have been issued pursuant to Section 3.16 of the Trust Agreement, with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final


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
distribution in respect of any Certificate (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.8 of the Trust Agreement.

                    (f) Subject to Section 5.1 and this section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

                  SECTION 5.10.     Pre-Funding Account.

                  (a) On the Closing Date, the Trust Collateral Agent will deposit, on behalf of the Seller, in the Pre-Funding Account $41,186,267.11 from the proceeds of the sale of the Notes and the Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Trust Collateral Agent to withdraw from the Pre-Funding Account an amount equal to the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

                  (b) If the Pre-Funded Amount has not been reduced to zero on the date on which the Funding Period ends after giving effect to any reductions in the Pre-Funded Amount on such date, the Servicer shall instruct the Trust Collateral Agent to withdraw from the Pre-Funding Account on the Mandatory Redemption Date the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) and (i) deposit an amount equal to the Note Prepayment Amount in the Note Distribution Account and (ii) deposit an amount equal to the Certificate Prepayment Amount in the Certificate Distribution Account.

                  SECTION 5.11. Statements to Certificateholders and Noteholders. On or prior to each Determination Date, the Servicer shall provide to the Trust Collateral Agent (with a copy to the Insurer and the Rating Agencies) for the Trust Collateral Agent to forward to each Noteholder of record, and


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
to each Certificateholder of record, a statement setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                  (i) the amount of such distribution allocable to principal of each Class of Notes and to the Certificate Balance of the Certificates;

                  (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes and to the Certificates;

                  (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Note Policy or the Certificate Policy;

                  (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (v) the aggregate outstanding principal amount of each Class of the Notes, the Note Pool Factor for each such Class, the Certificate Balance and the Certificate Pool Factor after giving effect to payments allocated to principal reported under (i) above;

                  (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

                  (vii) the Noteholders' Interest Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, and the Certificateholders' Principal Carryover Shortfall;

                  (viii) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period;

                  (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period;

                  (x) for Distribution Dates during the Funding Period (if any), the remaining Pre-Funded Amount; and


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
                   (xi) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is passed through as principal to Noteholders and Certificateholders.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vi), (vii), (xi) and (xii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof) or the initial Certificate Balance, as applicable.

                  SECTION 5.12. Optional Deposits by the Insurer. The Insurer shall at any time, and from time to time, with respect to a Distribution Date, have the option (but shall not be required, except in accordance with the terms of a Policy) to deliver amounts to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy or the Certificate Policy.


                                   ARTICLE VI

                                 The Note Policy

                  SECTION 6.1.      Claims Under Note Policy.

                  (a) In the event that the Trust Collateral Agent has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section
5.5 hereof, the Trust Collateral Agent shall on the related Draw Date determine the Note Policy Claim Amount (as defined below) for the related Distribution Date. If the Note Policy Claim Amount for such Distribution Date is greater than zero, the Trust Collateral Agent shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Claim (as defined in (b) below) in the amount of the Note Policy Claim Amount. Amounts paid by the Insurer pursuant to a claim submitted under this Section
6.1. shall be deposited by the Trust Collateral Agent into the Note Distribution


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
Account for payment to Noteholders on the related Distribution Date.

                  (b) Any notice delivered by the Trust Collateral Agent to the Insurer pursuant to subsection 6.1(a) shall specify the Note Policy Claim Amount claimed under the Note Policy and shall constitute a "Notice of Claim" under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Trust Collateral Agent the Note Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of
(i) the third Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Distribution Date. Any payment made by the Insurer under the Note Policy shall be applied solely to the payment of the Notes, and for no other purpose.

                  (c) The Trust Collateral Agent shall (i) receive as attorney-in-fact of each Noteholder any Note Policy Claim Amount from the Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Note Policy Claim Amounts disbursed by the Trust Collateral Agent from claims made under the Note Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Trust Collateral Agent shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar shall note the Insurer's rights as subrogee upon the register of Noteholders upon receipt from the Insurer of proof of payment by the Insurer of any Noteholders' Interest Distributable Amount or Noteholders' Principal Distributable Amount. The foregoing subrogation shall in all cases be subject to the rights of the Noteholders


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
to receive all Guaranteed Note Distributions in respect of the Notes.

                  (d) The Trust Collateral Agent shall keep a complete and accurate record of all funds deposited by the Insurer into the Collection Account and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Collateral Agent.

                  (e) The Trust Collateral Agent shall be entitled to enforce on behalf of the Noteholders the obligations of the Insurer under the Note Policy. Notwithstanding any other provision of this Agreement or any Basic Document, the Noteholders are not entitled to institute proceedings directly against the Insurer.

                  SECTION 6.2. Preference Claims. (a) In the event that the Trust Collateral Agent has received a certified copy of an order of the appropriate court that any Noteholders' Interest Distributable Amount or Noteholders' Principal Distributable Amount paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Collateral Agent shall so notify the Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. The Trust Collateral Agent shall furnish to the Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Trust Collateral Agent and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Note Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Note Policy) and not to the Trust Collateral Agent or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Trust


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
Collateral Agent for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

                  (b) The Trust Collateral Agent shall promptly notify the Insurer of any proceeding or the institution of any action (of which the Trust Collateral Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Note Preference Claim") of any distribution made with respect to the Notes. Each Holder, by its purchase of Notes, and the Trust Collateral Agent hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in
Section 6.1(c), the Insurer shall be subrogated to, and each Noteholder and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.


                                   ARTICLE VII

                             The Certificate Policy

                  SECTION 7.1.  Claims Under Certificate Policy.

                  (a) In the event that the Trust Collateral Agent has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section
5.5 hereof, if the Certificate Policy Claim Amount for the related Distribution Date is greater than zero, the Trust Collateral Agent shall furnish to the Insurer (with a copy to the Servicer) no later than 12:00 noon New York City time on the related Draw Date a


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
completed Notice of Claim in the amount of the Certificate Policy Claim Amount. Amounts paid by the Insurer under the Certificate Policy shall be deposited by the Trust Collateral Agent into the Certificate Distribution Account for payment to Certificateholders on the related Distribution Date (or promptly following payment on a later date as set forth in the Certificate Policy). The "Certificate Policy Claim Amount" for any Distribution Date shall equal the lesser of (i) the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount (in each case, less the amount thereof distributable to the General Partner) for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses (i) - (vi) of Section 5.7(b) (other than any portion thereof relating to an Accelerated Principal Amount) over the Distribution Amount for such Distribution Date.

                  (b) Any notice delivered by the Trust Collateral Agent to the Insurer pursuant to subsection 6.1(a) shall specify the Certificate Policy Claim Amount claimed under the Certificate Policy and shall constitute a "Notice of Claim" under the Certificate Policy. In accordance with the provisions of the Certificate Policy, the Insurer is required to pay to the Trust Collateral Agent the Certificate Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the third Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Distribution Date. Any payment made by the Insurer under the Certificate Policy shall be applied solely to the payment of the Certificates, and for no other purpose.

                  (c) The Trust Collateral Agent shall (i) receive as attorney-in-fact of each Certificateholder any Certificate Policy Claim Amount from the Insurer and (ii) deposit the same in the Certificate Distribution Account for disbursement to the Certificateholders. Any and all Certificate Policy Claim Amounts disbursed by the Trust Collateral Agent from claims made under the Certificate Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Certificates, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Certificates,


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become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Certificates by or on behalf of the Insurer, the Trust Collateral Agent shall assign to the Insurer all rights to the payment of interest or principal with respect to the Certificates which are then due for payment to the extent of all payments made by the Insurer and the Insurer may exercise any option, vote, right, power or the like with respect to the Certificates to the extent that it has made payment pursuant to the Certificate Policy. To evidence such subrogation, the Certificate Registrar shall note the Insurer's rights as subrogee upon the register of Certificateholders upon receipt from the Insurer of proof of payment by the Insurer of any Certificateholders' Interest Distributable Amount or Certificateholders' Principal Distributable Amount.

                  (d) The Trust Collateral Agent shall be entitled to enforce on behalf of the Certificateholders the obligations of the Insurer under the Certificate Policy. Notwithstanding any other provision of this Agreement, the Certificateholders are not entitled to make a claim directly under the Certificate Policy or institute proceedings directly against the Insurer.

                  SECTION 7.2. Preference Claims; Direction of Proceedings. (a) In the event that the Trust Collateral Agent has received a certified copy of an order of the appropriate court that any Certificateholders' Interest Distributable Amount or Certificateholders' Principal Distributable Amount paid on a Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Collateral Agent shall so notify the Insurer, shall comply with the provisions of the Certificate Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Certificates by mail that, in the event that any Certificateholder's payment is so recoverable, such Certificateholder will be entitled to payment pursuant to the terms of the Certificate Policy. Pursuant to the terms of the Certificate Policy, the Insurer will make such payment on behalf of the Certificateholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Certificate


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
Policy) and not to the Trust Collateral Agent or any Certificateholder directly (unless a Certificateholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Trust Collateral Agent for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Insurer).

                  (b) The Trust Collateral Agent shall promptly notify the Insurer of any proceeding or the institution of any action (of which a responsible officer of the Trust Collateral Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Holder, by its purchase of Certificates, and the Trust Collateral Agent hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.1(c), the Insurer shall be subrogated to, and each Certificateholder and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trust Collateral Agent and each Certificateholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

                  SECTION 7.3. Surrender of Policy. The Trust Collateral Agent shall surrender the Certificate Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.


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                                  ARTICLE VIII

                                   The Seller

                  SECTION 8.1. Representations of Seller. The Seller makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Policies and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

         (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

         (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the Seller's Basic Documents.

         (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms,


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
respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Basic Documents have been duly authorized by the Seller by all necessary corporate action.

         (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller's Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

         (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

         (h) Chief Executive Office. The chief executive office of the Seller is at 1325 Airmotive Way, Reno, Nevada 89502.

                  SECTION 8.2. Corporate Existence. (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, any Subsequent Transfer Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                  (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

                   (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

                   (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

                   (iii) the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                   (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

                   (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

                  SECTION 8.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trust, the Insurer, the Trustee and the Trust Collateral Agent from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

                  (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, and the Trust Collateral Agent, the Insurer, the Certificateholders and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its


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
duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

                  (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee, Trustee, Trust Collateral Agent and Backup Servicer and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee.

                  Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

                  SECTION 8.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) the Seller shall have received the written consent of the Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such


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transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and
(v) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

                  SECTION 8.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                  SECTION 8.6. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not


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the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and will not be entitled to the benefits of the Policies. The Seller shall notify the Owner Trustee, the Trustee, the Trust Collateral Agent and the Insurer promptly after it or any of its Affiliates become the owner of a Certificate or a Note.


                                   ARTICLE IX

                                  The Servicer

                  SECTION 9.1. Representations of Servicer. The Servicer makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Policies and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (i) Representations and Warranties. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit;

                  (ii) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such


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         properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

                  (iii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

                  (iv) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

                  (v) Binding Obligation. This Agreement and the Servicer's Basic Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (vi) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer's Basic Documents, and the fulfillment of the terms of this Agreement and the Servicer's Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation


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         or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

                  (vii) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities;

                  (viii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

                  SECTION 9.2.      Liability of Servicer; Indemnities.

         (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

         (b) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent,


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the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees, and the Securityholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

         (c) The Servicer (when the Servicer is AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees and the Securityholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Securities) and costs and expenses in defending against the same;

                  The Servicer (when the Servicer is not AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees and the Securityholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Securities) and costs and expenses in defending against the same; and


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         (d) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees and the Securityholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer or the Securityholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         (e) AmeriCredit shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees and the Securityholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Securities.

         (f) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

                  SECTION 9.3. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

                  (a) AmeriCredit shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to AmeriCredit's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AmeriCredit contained in this Agreement and shall be acceptable to the Controlling


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Party, and, if an Insurer Default shall have occurred and be continuing, shall be an Eligible Servicer. Any corporation (i) into which AmeriCredit may be merged or consolidated, (ii) resulting from any merger or consolidation to which AmeriCredit shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit, or (iv) succeeding to the business of AmeriCredit, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit from any obligation. AmeriCredit shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Securityholders, the Insurer and each Rating Agency. Notwithstanding the foregoing, AmeriCredit shall not merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Rating Agencies and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Rating Agencies and the Insurer an Opinion of Counsel, stating in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and


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reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                  (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or
(iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

                  SECTION 9.4. Limitation on Liability of Servicer, Backup Servicer and Others.

         (a) Neither AmeriCredit, the Backup Servicer nor any of the directors or officers or employees or agents of AmeriCredit or Backup Servicer shall be under any liability to the Trust or the Securityholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided further that this provision shall not affect any liability to indemnify the Trust Collateral Agent and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent and the Owner Trustee, in their individual capacities. AmeriCredit, the Backup Servicer and any director, officer, employee or agent of AmeriCredit or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.


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         (b) Notwithstanding anything herein to the contrary, the Backup
Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Trust Collateral Agent and the Owner Trustee, the Seller, the Insurer and the Securityholders shall look only to the Servicer to perform such obligations.

         (c) The parties expressly acknowledge and consent to LaSalle National Bank acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Trust Collateral Agent. LaSalle National Bank may, in such dual or other capacity, discharge its separate functions fully, without hinderance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by LaSalle of express duties set forth in the this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Securityholders except in the case of gross negligence and willful misconduct by LaSalle National Bank.

         Section 9.5. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of AmeriCredit with the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Owner Trustee and the Backup Servicer. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles' insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Insurer and may perform other specific duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures, with the prior consent of the Insurer; provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing neither AmeriCredit or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Insurer, the Trustee and the Backup Servicer.


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         Section 9.6. Servicer and Backup Servicer Not to Resign. Subject to the
provisions of Section 9.6, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Security Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent, the Owner Trustee and the Security Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing the Backup Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 9.6, the Backup Servicer may petition a court for its removal.


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                                    ARTICLE X

                                     Default

                  SECTION 10.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

                  (a) Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Securityholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trust Collateral Agent or (unless an Insurer Default shall have occurred and be continuing) the Insurer or after discovery of such failure by a Responsible Officer of the Servicer;

                  (b) Failure by the Servicer to deliver to the Trust Collateral Agent and (so long as an Insurer Default shall not have occurred and be continuing) the Insurer the Servicer's Certificate by the fourth Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 9.3(a);

                  (c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Securityholders (determined without regard to the availability of funds under the Policy), or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing by any Securityholder);

                  (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal


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
bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

                  (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

                  (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Securityholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, a Securityholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

                  (g) So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have


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
delivered a Servicer Extension Notice pursuant to Section 4.14; or

                  (h) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default or under any other Insurance and Indemnity Agreement relating to any Series an Event of Default thereunder shall have occurred; or

                  (i) A claim is made under any Policy.

                  Section 10.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trust Collateral Agent, (to the extent it has knowledge thereof) a Security Majority), by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Insurer or the Securityholders) or by non-extension of the term of the Servicer as referred to in Section 4.14 may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien


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
Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with
Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer's expense. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

         Section 10.3.     Appointment of Successor.

                  (a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.2, upon non-extension of the servicing term as referred to in Section 4.14, or upon the resignation of the Servicer pursuant to Section 9.5, the Backup Servicer (unless the Insurer shall have exercised its option pursuant to Section 10.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 4.14 and to termination under
Section 10.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

                  (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Policies) shall have no liability to the Trust Collateral Agent, AmeriCredit, the Seller, the Person then serving as Backup Servicer, any Securityholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trust Collateral Agent or a Security Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.2, the resignation of the Servicer pursuant to Section 9.5 or the non-extension of the servicing term of the Servicer, as referred to in Section
4.14. If upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 9.5, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

                  (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in


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breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by such breaching Backup Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Insurer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable as provided in the Spread Account Agreement and shall in no event exceed $150,000. In addition, any successor Servicer shall be entitled, as provided in the Spread Account Agreement, to reasonable transition expenses incurred in acting as successor Servicer.

                  SECTION 10.4. Notification to Noteholders and
Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Securityholder and to the Rating Agencies.

                  SECTION 10.5. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Security Majority) may, on behalf of all Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


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                                   ARTICLE XI

                                   Termination

                  SECTION 11.1. Optional Purchase of All Receivables. (a) On the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Insurer if such purchase would result in a claim on either Policy or would result in any amount owing to the Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes and the Certificates. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Insurer and the Trust Collateral Agent, and shall succeed to all interests in and to the Trust.

                  (b) Upon any sale of the assets of the Trust pursuant to
Section 9.2 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account.

                  (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Trust Collateral Agent, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

                  (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee


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will succeed to the rights of, and assume the obligations of, the Trust
Collateral Agent pursuant to this Agreement.

                                   ARTICLE XII

                      Administrative Duties of the Servicer

                  SECTION 12.1.     Administrative Duties.

                  (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3,
9.2, 9.3, 11.1 and 11.15 of the Indenture.

                  (b)      Duties with Respect to the Issuer.

                             (i) In addition to the duties of the Servicer set
forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections


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2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the
Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

                             (ii) Notwithstanding anything in this Agreement or
any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

                             (iii) Notwithstanding anything in this Agreement or
the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the General Partner set forth in
Section 5.6(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                             (iv) The Servicer shall perform the duties of the
Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

                             (v) In carrying out the foregoing duties or any of
its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance


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with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

                  (c) Tax Matters. The Servicer shall prepare and file, on behalf of the General Partner, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the General Partner.

                  (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction.
For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                           (A) the amendment of or any supplement to the
                  Indenture;

                           (B) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                           (C) the amendment, change or modification of this
                  Agreement or any of the Basic Documents;

                           (D) the appointment of successor Note Registrars,
                  successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and


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                           (E) the removal of the Trustee or the Trust
                  Collateral Agent.

                  (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Indenture Trust Property pursuant to
Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

                  (f) The Backup Servicer or any successor Servicer shall not be responsible for any obligations or duties of the servicer under Section 12.1.

                  SECTION 12.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

                  SECTION 12.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.


                                  ARTICLE XIII

                            Miscellaneous Provisions

                  SECTION 13.1. Amendment. (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with


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respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; provided further that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer.

                  This Agreement may also be amended from time to time by the parties hereto, with the consent of the Insurer, the consent of the Trustee, the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates, of each class affected thereby; provided further, that if an Insurer Default has not occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer.

                  Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Securityholder and the Rating Agencies.

                  It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall


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approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders or Certificateholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 13.2(i)(1) has been delivered. The Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's, the Trust Collateral Agent's, the Backup Servicer's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

                  (b) Notwithstanding anything to the contrary contained in subsection 13.1(a) above, the provisions of the Agreement relating to (i) the Spread Account Agreement Supplement, the Spread Account, the Specified Spread Account Requirement, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account may be amended in any respect by the Seller, the Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders or the Certificateholders.

                  SECTION 13.2. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Insurer, the Owner Trustee and the Trust Collateral


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Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

                  (c) Each of the Seller and the Servicer shall have an obligation to give the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or


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with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

                  (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

                  (g) Upon request, the Servicer shall furnish to the Insurer, the Owner Trustee or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                  (h) The Servicer shall deliver to the Insurer, the Owner Trustee and the Trustee:

                  (1) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 13.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have



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         been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                  (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

                  Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                  SECTION 13.3. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to AFS Funding Corp., 1325 Airmotive Way, Reno, Nevada 89502, (b) in the case of the Servicer to AmeriCredit Financial Services, Inc., 200 Bailey Avenue, Fort Worth, Texas 76107-1220, Attention: Chief Financial Officer, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, with a copy to Bankers Trust Company, 4 Albany Street, New York, New York 10006,
Attention: Corporate Trust Agency, Structured Finance, 10th floor, (d) in the case of the Trustee, the Trust Collateral Agent or the Collateral Agent, at the Corporate Trust Office, (e) in the case of the Insurer, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022;


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Attention: Senior Vice President, Surveillance (in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, a claim on a Policy, a Deficiency Notice pursuant to Section 5.5 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head -Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"); (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway - 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

                  SECTION 13.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided ln Sections 8.4 and 9.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Trustee and the Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66% of the principal amount of the outstanding Notes and the Holders of Certificates evidencing not less than 66% of the Certificate Balance).

                  SECTION 13.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Certificateholders (including the General Partner), the Trustee and the Noteholders, as third-party beneficiaries. The Insurer and


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its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy or the Certificate Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 13.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 13.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 13.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 13.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  SECTION 13.10. Assignment to Trustee. The Seller hereby
acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

                  SECTION 13.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

                  SECTION 13.12. Limitation of Liability of Owner Trustee and Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Bankers Trust (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Bankers Trust (Delaware) in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the


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representations, warranties, covenants, agreements or other obligations of the
Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by LaSalle National Bank, not in its individual capacity but solely as Trust Collateral Agent and Backup Servicer and in no event shall LaSalle National Bank, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  (c) In no event shall LaSalle National Bank, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

                  SECTION 13.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent and Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

                  SECTION 13.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall


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
be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                AMERICREDIT AUTOMOBILE RECEIVABLES
                                TRUST 1996-C

                                       by BANKERS TRUST (DELAWARE) not
                                       in its individual capacity but
                                       solely as Owner Trustee on behalf
                                       of the Trust,

                                       by ___________________________
                                          Title: Assistant Secretary


                                AFS FUNDING CORP., Seller,

                                       by ___________________________
                                          Name:  Daniel E. Berce
                                          Title: Executive Vice President,
                                                 Chief Financial Officer and
                                                 Treasurer


                                AMERICREDIT FINANCIAL SERVICES, INC.,
                                Servicer,

                                       by ___________________________
                                          Name:  Daniel E. Berce
                                          Title: Executive Vice President,
                                                 Chief Financial Officer and
                                                 Treasurer


                                LASALLE NATIONAL BANK,

                                            not in its individual capacity
                                            but solely as Backup Servicer
                                            and Trust Collateral Agent


                                            by ___________________________
                                               Name: Shashank Mishra
                                               Title: Vice President

                                                                      SCHEDULE A


                             SCHEDULE OF RECEIVABLES


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
                                                                      SCHEDULE B

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         1. Characteristics of Receivables. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance with AmeriCredit's credit policies and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by AmeriCredit from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AmeriCredit and was validly assigned by such Dealer to AmeriCredit pursuant to a Dealer Assignment,
(B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (C) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (D) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File relating thereto.

         2. No Fraud or Misrepresentation. Each Receivable was originated by a Dealer and was sold by the Dealer to AmeriCredit and by AmeriCredit to the Seller without any fraud or misrepresentation on the part of such Dealer in any case.

         3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity


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
and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

         4. Origination. Each Receivable was originated in the United States.

         5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

         6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

         7. Obligor Bankruptcy. At the related Cutoff Date no Obligor had been identified on the records of AmeriCredit as being the subject of a current bankruptcy proceeding.

         8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the related Cutoff Date.

         9. Marking Records. By the Closing Date or Subsequent Transfer Date, as applicable, the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the


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
Receivables have been sold to the Seller by the Servicer and resold by the Seller to the Trust in accordance with the terms of the Sale and Servicing Agreement.

         10. Computer Tape. The Computer Tape made available by the Seller to the Trust on the Closing Date or Subsequent Transfer Date, as applicable, was complete and accurate as of the related Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

         11. Adverse Selection. No selection procedures adverse to the Securityholders or the Insurer were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria contained in the Sale and Servicing Agreement.

         12. Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Texas and New York.

         13. One Original. There is only one original executed copy of each Receivable.

         14. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains (a) a fully executed original of the Receivable, (b) the original executed credit application, or a copy thereof and (c) the original Lien Certificate or application therefor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of the Custodian.

         15. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.


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
         16. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities.

         17. Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement or Subsequent Transfer Agreement, as applicable, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

         18. Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of the Seller in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date or Subsequent Transfer Date, as applicable, and will show the Seller named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related Dealer that such Lien Certificate showing the Seller as first lienholder has been applied for and the Seller's security interest has been validly assigned by the Seller to the Trust pursuant to this Agreement. Immediately after the sale, transfer and assignment thereof by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trustee as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the related Cutoff Date there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

         19. All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

         20. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Insurer, the Trustee, the Trust Collateral Agent and the Securityholders in any Receivable or the proceeds thereof.

         21. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to AmeriCredit with respect to such Receivable.

         22. No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

         23. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the related Cutoff Date no Financed Vehicle had been repossessed.

         24. Insurance. At the time of a purchase of a Receivable by AmeriCredit from a Dealer, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AmeriCredit as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AmeriCredit and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the related Cutoff Date.

         25. Past Due. At the related Cutoff Date no Receivable was more than 30 days past due.

         26. Remaining Principal Balance. At the related Cutoff Date the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

         27. Certain Characteristics of Initial Receivables. (A) Each Initial Receivable had a remaining maturity, as of the Initial Cutoff Date, of not more than 59 months; (B) each Receivable had an original maturity of not more than 60 months; (C) each Initial Receivable had a remaining Principal Balance as of the Initial Cutoff Date of at least $250 and not more than $30,000; (D) each Initial Receivable has an Annual Percentage Rate of at least 14.25% and not more than 33.00%; (E) no Initial Receivable was more than 30 days past due as of the Initial Cutoff Date and (F) no funds have been advanced by AmeriCredit, any Dealer, or anyone acting on behalf of any of them in order to cause any Initial Receivable to qualify under clause (E) above.


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
                                                                      SCHEDULE C

                        SERVICING POLICIES AND PROCEDURES

                Note: Applicable Time Periods Will Vary by State


COMPLIANCE WITH STATE COLLECTION LAWS IS REQUIRED OF ALL AMERICREDIT COLLECTION PERSONNEL. ADDITIONALLY, AMERICREDIT HAS CHOSEN TO FOLLOW THE GUIDELINES OF THE FEDERAL FAIR DEBT COLLECTION PRACTICES ACT (FDCPA).

The Collection Process

Customer is issued a monthly billing statement 16 to 20 days before payment is due.

A.       All accounts are issued to the Computer Assisted Collection System
         (CACS) at 5 days delinquent or at such other dates of delinquency as determined by historical payment patterns of the account.

B. Accounts are then segregated into two groups, those less than 30 days delinquent and those over 30 days delinquent.

C. Accounts less than 30 days delinquent are further segregated into accounts that have good residential and business phone numbers and those that do not.

D.       For those that have good phone numbers, they are assigned to the Melita
         Group.

E. For those without good phone numbers, they are assigned to the front-end collector.

F. In both groups, all reasonable collection efforts are made to avoid the account rolling over 30 days delinquent, including the use of collection letters. Collection letters may be utilized between 15 and 25 days delinquent.

G. At the time the account reaches 31 days delinquent, it is assigned to a mid-range collector. At this time the


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
         collector identifies the necessity of any default notification required by state law.

H. Once the account exceeds 60 days in delinquency, it is assigned to a hard-core collector. The hard-core collector then continues the collection effort. If the account cannot be resolved through normal collection efforts, i.e., satisfactory payment arrangements, then the account may be submitted for repossession approval, either voluntary or by an approved outside contractor or if necessary for sequestration approval. All repossessions and sequestrations must be approved by an Officer.

I. CACS allows the individual collector to accurately document and update each account pertaining to telephone calls and correspondence created as a result of contact with the customer.

Repossessions

If repossession of the collateral occurs, whether voluntary or involuntary, the following steps are taken:

A.       Notification of repossession to proper authorities when necessary.

B. Inventory of all personal property is taken and a condition report is done on the vehicle. Pictures are also taken of the vehicle.

C. Written notification, as required by state law, to customer(s) concerning their rights of redemption or reinstatement along with information on how to obtain any personal property that was in the vehicle at the time of repossession.

D. Written request to the originating dealer for all refunds due for dealer adds.

E. Collateral disposition through public or private sale, (dictated by state law), in a commercially reasonable manner, whenever possible through a Manheim or Adessa Auto Auction.


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
F. After the collateral is liquidated, the debtor(s) is notified in writing of the deficiency balance owed, if any.

Use of Due Date Changes

Due dates may be changed subject to the following conditions:

A. The account is contractually current or will be brought current with the due date change.

B. Due date changes cannot exceed the total of 15 days over the life of the contract.

C.       The first installment payment has been paid in full.

D.       Only one date change in a twelve month period.

E. Any exceptions to the above stated policy must be approved by an Officer.

Use of Payment Deferments

A payment deferral is offered to customers who have encountered temporary financial difficulties.

A.       Minimum of six payments have been made on the account.

B. The account will be brought current with the deferment, but not paid ahead.

C.       A deferment fee is collected on all transactions.

D. Only one deferment transaction can be performed in a twelve month period.

E. No more than two payments may be deferred in a twelve month period, and no more than eight total payments may be deferred over the life of the loan.

F. Any exceptions to the above stated policy must be approved by an Officer.


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
Charge-Offs

A. When a Post Repossession Notice is generated on an account, the account may be partially charged-off on the date that the notice legally expires. The partial charge-off calculation is based on the expected residual value of the vehicle at time of sale. Adjustments to the account are made once final liquidation of the vehicle occurs.

B. It is AmeriCredit's policy that any account that is not successfully recovered by 180 days delinquent is submitted to an Officer for approval and charge-off.

C. It is AmeriCredit's policy to carry all Chapter 13 bankruptcy accounts until confirmation of the plan. Once the plan is approved, a partial charge-off is taken for the unsecured portion of the account. On fully reaffirmed Chapter 7 bankruptcy accounts, the accounts are deferred current at the time of discharge.

Deficiency Collections

A. Contact is made with the customer in an attempt to establish acceptable payment arrangements or settlements on the account.

B. If the customer is unwilling to do so, AmeriCredit may invoke any legal collection remedy that the state allows, i.e., judgements, garnishments, etc.

                                                                       EXHIBIT A

                          SUBSEQUENT TRANSFER AGREEMENT


                  TRANSFER No. OF SUBSEQUENT                  Receivables
pursuant to a Sale and Servicing Agreement dated as of August 1, 1996, among THE AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1996-C, a Delaware business trust (the "Issuer"), AFS FUNDING CORP., a Nevada corporation (the "Seller"), AMERICREDIT FINANCIAL SERVICES, INC. a Delaware corporation (the "Servicer"), and LASALLE NATIONAL BANK, a national banking association (the "Trust Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Receivables to the Issuer; and

                  WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, the Issuer, the Seller, the Servicer and the Trust Collateral Agent hereby agree as follows:

                  1. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

                  "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, _______________, 1996.

                  "Subsequent Transfer Date" shall mean. with respect to the Subsequent Receivables conveyed hereby, _____________, 1996.

                  2. Schedule of Receivables. Annexed hereto is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

                  3. Conveyance of Subsequent Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of $____________, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

                  (a) the Subsequent Receivables and all moneys received thereon, on and after the related Subsequent Cutoff Date;

                  (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

                  (c) any proceeds and the right to receive proceeds with respect to the Subsequent Receivables from claim and the right to receive proceeds on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

                  (d) all rights of the Seller against the Dealers;

                  (e) any proceeds with respect to the Subsequent Receivables from recourse to Dealers in respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

                  (f) the related Receivables Files;

                  (g) its rights and benefits, but none of its obligations or burdens, under the Subsequent Transfer Agreement, including the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Subsequent Purchase Agreement, on or after the Subsequent Cutoff Date; and

                  (h) the proceeds of any and all of the foregoing.


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
                  4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Subsequent Transfer Date that:

                  (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

                  (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

                  (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the Seller's Basic Documents.

                  (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Basic Documents have been duly authorized by the Seller by all necessary corporate action.

                  (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the

Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller's Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents,
(C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic


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
Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

                  (h) Chief Executive Office. The chief executive office of the Seller is at 1325 Airmotive Way, Reno, Nevada 89502.

                  (i) Principal Balance. The aggregate Principal Balance of the Receivables listed on the supplement to Schedule A annexed hereto and conveyed to the Issuer pursuant to this Agreement as of the Subsequent Cutoff Date is $____________.

                  5. Conditions Precedent. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in Section 6.1 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                  (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) to the Sale and Servicing Agreement shall have been satisfied.

                  (c) Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in
Section 4 of this Agreement and in Section 6.1 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

                  6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

                  7. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Issuer, the Seller and the Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of day and the year first above written.

                                     AMERICRDIT AUTOMOBILE RECEIVABLES
                                     TRUST 1996-C

                                             by BANKERS TRUST (DELAWARE) not
                                             in its individual capacity but
                                             solely as Owner Trustee on
                                             behalf of the Trust,

                                             by _________________________
                                                Title: Assistant Secretary


                                     AFS FUNDING CORP., Seller,


                                             by ___________________________
                                                Title:


                                     AMERICREDIT FINANCIAL SERVICES, INC.,
                                     Servicer,


                                             by ___________________________
                                                Title:


Acknowledged and Accepted:

LASALLE NATIONAL BANK,
not in its individual
capacity but solely as
Trust Collateral Agent


by ________________________________
   Title:

                                                                       EXHIBIT B


                            SCHEDULE OF RECEIVABLES


                                        1